EXHIBIT INDEX

(d) Investment Management Services Agreement between Growth Trust, on behalf of Aggressive Growth Portfolio, Growth Portfolio and Growth Trends Portfolio, and American Express Financial Corporation, dated December 1, 2002.

(q)(1) Trustees' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.